EXHIBIT 11

                         KPMG PEAT MARWICK [LETTERHEAD]



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
VAM Institutional Funds, Inc.

We consent to the reference to our Firm under the "ADDITIONAL INFORMATION - Custodian; Counsel; Independent Auditors" in Part B of the Registration Statement.


                                       /s/ KPMG Peat Marwick LLP


Minneapolis, Minnesota
July 10, 1997